SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  June 27, 2006
                        (Date of Earliest Event Reported)

                                  VISCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                          Commission File No. 000-52236

                                  VISCORP, INC.
                            ------------------------
           (Name of Small Business Issuer as specified in its charter)

        DELAWARE                                                  20-4857782
        --------                                                 -----------
(State or other jurisdiction of                              (Employer I.D. No.)
 organization)

                 627 Nevin Avenue, Sewickley, Pennsylvania 15143
                                -----------------
                     (Address of Principal Executive Office)

         Issuer's Telephone Number, including Area Code: (412) 977-8366

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

(1)  Yes  X    No              (2)  Yes  X      No
         ----     ----                  ----         ----

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes |_| No |X|

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes |X| No |_|


Item 8.01.   Other Events.

     Viscorp, Inc. (the "Registrant") is the owner of a proprietary software designed specifically for optometrists. In early 2007, we upgraded and revamped the software to make it easier to use. We are now marketing that software.

     In response to the Securities and Exchange Commission's Release No. 33-8587, the Registrant has elected to mark "yes," on all future filings, as to whether the Registrant is a shell company. The Registrant's election is based solely on the Securities and Exchange Commission's definition of a shell company, as defined in Rule 12b-2 of the Exchange Act. The Securities and Exchange Commission defines a "shell company" as a registrant with no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets.

     For the quarter ended March 31, 2007, the Registrant had $160,570 in assets and $57,926 in liabilities. In the quarter ended March 31, 2007, the Registrant generated $3,112 in revenues after revamping its software in the same period, and had operating expenses of $19,069 in the same period. Furthermore, the Registrant has not generated positive cash flow from operations. These factors raise substantial doubt the Registrant's ability to continue as a going concern. However, the Registrant's plan of operations is to continue to market is software, designed specifically for optometrists, and grow its customer base. If the Registrant is able to expand its business operations the Registrant may deem its operations are no longer considered nominal and elect to mark "no" as to whether the Registrant is a shell company.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VISCORP, INC.


Date: 06/27/07                      /S/ Charles Driscoll
                                   ----------------------------------------
                                   Charles Driscoll, President and Director